
<ARTICLE>                     9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM CITIGROUP'S
FORM 10-Q FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1999 AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS AND ACCOMPANYING DISCLOSURES.
</LEGEND>
<MULTIPLIER>                  1,000,000


<PERIOD-TYPE>                               6-MOS
<FISCAL-YEAR-END>                           DEC-31-1999
<PERIOD-START>                              JAN-01-1999
<PERIOD-END>                                JUN-30-1999
<CASH>                                           14,688
<INT-BEARING-DEPOSITS>                           11,864
<FED-FUNDS-SOLD>                                105,029<F1>
<TRADING-ASSETS>                                111,484
<INVESTMENTS-HELD-FOR-SALE>                     104,089
<INVESTMENTS-CARRYING>                                0
<INVESTMENTS-MARKET>                                  0
<LOANS>                                         232,166
<ALLOWANCE>                                       6,743<F2>
<TOTAL-ASSETS>                                  689,600
<DEPOSITS>                                      244,390
<SHORT-TERM>                                     14,303<F3>
<LIABILITIES-OTHER>                              39,358
<LONG-TERM>                                      49,030
<PREFERRED-MANDATORY>                             4,920
<PREFERRED>                                       2,113
<COMMON>                                             36<F4>
<OTHER-SE>                                       43,086<F4>
<TOTAL-LIABILITIES-AND-EQUITY>                  689,600
<INTEREST-LOAN>                                  11,502
<INTEREST-INVEST>                                     0<F5>
<INTEREST-OTHER>                                 10,863
<INTEREST-TOTAL>                                 22,365
<INTEREST-DEPOSIT>                                    0<F5>
<INTEREST-EXPENSE>                               12,507
<INTEREST-INCOME-NET>                             9,858
<LOAN-LOSSES>                                     1,519
<SECURITIES-GAINS>                                  241
<EXPENSE-OTHER>                                   5,931
<INCOME-PRETAX>                                   7,887
<INCOME-PRE-EXTRAORDINARY>                        4,937
<EXTRAORDINARY>                                       0
<CHANGES>                                          (127)<F6>
<NET-INCOME>                                      4,810
<EPS-BASIC>                                      1.42<F4><F7>
<EPS-DILUTED>                                      1.38<F4>
<YIELD-ACTUAL>                                        0<F5>
<LOANS-NON>                                       3,814<F8>
<LOANS-PAST>                                      1,070<F9>
<LOANS-TROUBLED>                                     50
<LOANS-PROBLEM>                                       0
<ALLOWANCE-OPEN>                                  6,617
<CHARGE-OFFS>                                     1,732
<RECOVERIES>                                        302
<ALLOWANCE-CLOSE>                                 6,743<F2>
<ALLOWANCE-DOMESTIC>                                  0<F10>
<ALLOWANCE-FOREIGN>                                   0<F11>
<ALLOWANCE-UNALLOCATED>                               0<F11>

<F1>  Includes securities borrowed or purchased under agreements to resell.
<F2>  Allowance activity for the six months of 1999 includes $37MM in other changes, principally foreign currency translation effects.
<F3>  Commercial paper and other short-term borrowings.
<F4>  The Board of Directors declared a three-for-two split in Citigroup's common stock, effective May 28, 1999. Current and prior year information have been restated to reflect the stock split.
<F5>  Not disclosed.
<F6>  First quarter 1999 accounting changes include the adoption of Statement of
      Position ("SOP") 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments" of $(135) million; SOP 98-7, "Deposit
      Accounting: Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk" of $23 million; and SOP 98-5, "Reporting on the Costs of Start-Up Activities" of $(15) million.
<F7>  Primary EPS represents Basic EPS under Financial Accounting Standards No.
      128, "Earnings per Share".
<F8>  Includes $1,555MM of cash-basis commercial loans and $2,259MM of consumer loans on which accrual of interest has been suspended.
<F9>  Accruing loans 90 or more days delinquent.
<F10> No portion of Citigroup's credit loss allowance is specifically allocated to any individual loan or group of loans.
<F11> See Footnote F10 above.


